                                                                EXHIBIT 11.1


               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                 (Unaudited)
                    (in thousands, except per share data)


                                                                                   Twelve Weeks Ended
                                                                             ---------------------------
                                                                                Nov. 23,        Nov. 18,
                                                                                    1996            1995
                                                                             -----------     ------------
PRIMARY:
   Average shares outstanding ..........................................         150,243         147,170
   Net effect of dilutive stock options,
     based on the treasury stock
     method, using average
     fair market value .................................................           2,151           2,677
                                                                             -----------     -----------
   Total shares used in computation ....................................         152,394         149,847
                                                                             ===========     ===========

   Net income ..........................................................     $    37,975     $    34,797
                                                                             ===========     ===========

   Per share amount ....................................................     $      0.25     $      0.23
                                                                             ===========     ===========


FULLY DILUTED:
   Average shares outstanding ..........................................         150,243         147,170
   Net effect of dilutive stock options,
     based on the treasury stock method,
     using higher of average or ending
     fair market value .................................................           2,151           3,000
                                                                             -----------     -----------
   Total shares used in computation ....................................         152,394         150,170
                                                                             ===========     ===========

   Net income ..........................................................     $    37,975     $    34,797
                                                                             ===========     ===========

   Per share amount ....................................................     $      0.25     $      0.23
                                                                             ===========     ===========